                               BOOKS AND RECORDS

                   LINCOLN NATIONAL VARIABLE ANNUITY FUND A

         RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940

    Records to Be Maintained by Registered Investment Companies, Certain Majority-Owned Subsidiaries Thereof, and Other Persons Having Transactions with
                       Registered Investment Companies.

Reg. 270.31a-1. (a) Every registered investment company, and every underwriter, broker, dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to
Section 30 of the Investment Company Act of 1940 and of the auditor's certificates relating thereto.

LN-Record            Location      Person to Contact      Retention
---------            --------      -----------------      ---------
Annual Reports       Finance       Eric Jones             Permanently, the first two
To Shareholders                                           years in an easily accessible
                                                          place

Semi-Annual          Finance       Eric Jones             Permanently, the first two
Reports                                                   years in an easily accessible
                                                          place

Form N-SAR           Finance       Eric Jones             Permanently, the first two
                                                          years in an easily accessible
                                                          place

(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

Type of Record
--------------

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

Purchases and Sales Journals
----------------------------

Daily reports        Delaware      Fund Accounting        Permanently, the first two
of securities                                             years in an easily accessible
transactions                                              place


Portfolio Securities
--------------------

Equity Notifi-       Delaware      Fund Accounting        Permanently, the first two
cations                                                   years in an easily accessible
                                                          place

LN-Record            Location      Person to Contact      Retention
---------            --------      -----------------      ---------
Public Bond          Delaware      Fund Accounting        Permanently, the first two
Trades                                                    years in an easily accessible
Notifications                                             place
(Bank Statement)


Receipts and Deliveries of Securities (units)
---------------------------------------------

Not Applicable.

Portfolio Securities
--------------------

Debit and            Delaware      Fund Accounting        Permanently, the first two
Credit Advices                                            years in an easily accessible
from Bankers                                              place
Trust Company

Receipts and Disbursements of Cash and other Debits and Credits
-----------------------------------------------------------------

Investment           Delaware      Fund Accounting        Permanently, the first two
Journal                                                   years in an easily accessible
                                                          place

Daily Journals       Delaware      Fund Accounting        Permanently, the first two
                                                          years in an easily accessible
                                                          place


(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

     (i)  Separate ledger accounts (or other records) reflecting the following:

     (a)  Securities in transfer;
     (b)  Securities in physical possession;
     (c)  Securities borrowed and securities loaned;
     (d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);
     (e)  Dividends and interest received;
     (f)  Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.

General Ledger
--------------

LNL trial            Delaware      Fund Accounting        Permanently, the first
balance (4000                                             two years in an easily
series)                                                   accessible place


Securities in Transfer
----------------------

Bank Advices         Delaware      Fund Accounting        Permanently, the first
                                                          two years in an easily
                                                          accessible place


LN-Record            Location      Person to Contact      Retention
---------            --------      -----------------      ---------

Notification         Treasurers-   Ken Hobson             Permanently, the first
of Securities        Sec. Custody                         two years in an easily
Transactions.                                             accessible place
(Original
records main-
tained by
custodian bank.)

Securities in Physical Possession
---------------------------------

Securities           Treasurers-   Ken Hobson             Permanently, the first
Ledger.              Sec. Custody                         two years in an easily
(Portfolio                                                accessible place
report
available on
request from
Bankers Trust
Company -
Keeper of
original
records).

Monthly              Securities    Nate Wagley            Permanently, the first
Portfolio            Compliance                           two years in an easily
Listings                                                  accessible place

Securities Borrowed and Loaned
------------------------------
AOS file             Treasurers-   Ken Hobson             Permanently, the first
                     Sec. Custody                         two years in an easily
                                                          accessible place

Monies Borrowed and Loaned
--------------------------

Not Applicable.

Dividends and Interest Received
-------------------------------

Interest File        Delaware      Fund Accounting        Permanently, the first
Accrual Activity                                          two years in an easily
Journal                                                   accessible place


Dividend Master      Delaware      Fund Accounting        Permanently, the first
File Display                                              two years in an easily
                                                          accessible place

Dividends Receivable and Interest Accrued
-----------------------------------------

Interest File        Delaware      Fund Accounting        Permanently, the first
Accrual Activity                                          two years in an easily
Journal                                                   accessible place


Dividend Master      Delaware      Fund Accounting        Permanently, the first
File Display                                              two years in an easily
                                                          accessible place

LN-Record            Location      Person to Contact      Retention
---------            --------      -----------------      ---------

Investment           Delaware      Fund Accounting        Permanently, the first
Journal                                                   two years in an easily
                                                          accessible place

(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.

Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.

Ledger Account for each portfolio Security
------------------------------------------
Inventory            Delaware      Fund Accounting        Permanently, the first
                                                          two (on line) years in an
                                                          easily accessible place

(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

Broker-Dealer        Delaware      Fund Accounting        Permanently, the first
Ledger                                                    two years in an easily
                                                          accessible place

(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held.
in respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

Shareholder Accounts
--------------------

Master file          Finance       Eric Jones             Permanently, the first
                     CS&RM         Nancy Alford           two record years in an
                                                          easily accessible place

(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

LN-Record            Location     Person to Contact      Retention
---------            --------     -----------------      ---------

Securities Position Record
--------------------------

Maintained by        Bankers      Mutual Funds Division  Permanently, the first
Custodian of         Trust                               two years in an easily
Securities           Company                             accessible place


(4) Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings;
and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.

Corporate Documents
-------------------

Bylaws and           Secretary    Cindy Rose             Permanently, the first
minute books.                                            two years in an easily
                                                         accessible place


(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.

Sales Order or       Vantage      Mutual Funds           Six years, the first
Purchase Order       Global       Operation              two years in an easily
                                                         accessible place

Confirmations        Vantage      Mutual Funds           Six years, the first
                     Global       Operation              two years in an easily
                                                         accessible place

Notification         Investment   Pat Roller             Six years, the first
Form (Generate       Admin.                              two years in an easily
from AOS                                                 accessible place
trading system)


(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.

Short-Term Investments

Notification         Investment    Pat Roller             Six years, the first
Form (Generate       Admin.                               two years in an easily
from AOS                                                  accessible place
trading system)

Bank Advice and      LIM           Ann Warner             Six years, the first
Issuer                                                    two years in an easily
Confirmation                                              accessible place

(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property
(but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.



LN-Record            Location      Person to Contact      Retention
---------            --------      -----------------      ---------

Record of Puts, Calls, Spreads, Etc.
------------------------------------

Not Applicable.

(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.

Trial Balance
-------------

General Ledger       Delaware      Fund Accounting        Permanently, the first
                                                          two years in an easily
                                                          accessible place

(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identifies of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

Brokerage            LIM           Gina Rohrbacher        Six years, the first
Allocation                                                two years in an easily
Report                                                    accessible place

(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization. There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

Trading              LIM/          Mutual Funds           Six years, the first
Authorization        Vantage       Operation              two years in an easily
                     Global                               accessible place


Advisory             Law Division  Jeremy Sachs           Six years, the first
Agreements                                                two years in an easily
                                                          accessible place


(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.


LN-Record            Location      Person to Contact      Retention
---------            --------      -----------------      ---------

Issue Folders        LIM/          Mutual Funds           Six years, the first
                     Vantage       Operation              two years in an easily
                     Global                               accessible place


(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.

Correspondence       Product       Nancy Alford           Six years, the first
                     Admin.                               two years in an easily
                                                          accessible place
                     Product
                     Management

Pricing Sheets       Delaware      Fund Accounting        Permanently, the first
                                                          two years in an easily

                                                          accessible place

Bank State-          Delaware      Fund Accounting        Six years, the first
ments                                                     two years in easily
and Cash                                                  accessible place
Reconciliations

Proxy State-         Annuities     Nancy Alford           Six years, the first
ments and            Division -                           two years in an easily
Proxy Cards          Admin.                               accessible place


                                       March 24, 1999